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                                    EXHIBIT A
                  TRANSACTIONS IN THE COMMON STOCK BY PEBBLETON

         With respect to the transactions set forth below, all purchases were made by Pebbleton Corporation N.V. and were effected on The Nasdaq Stock Market, Inc., the exchange on which the shares of Common Stock of Dawson Geophysical Company are traded during the 60 days prior to the filing of this Amendment
No. 9.

         DATE OF                                NUMBER OF SHARES                      PRICE PER SHARE
         PURCHASE                                  PURCHASED                               ($)
         11/07/00                                   15,000                               9.12500

         11/08/00                                    5,000                               9.50000

         11/09/00                                   17,000                               9.50000

         11/13/00                                    5,000                               9.46875

         11/13/00                                   10,000                               9.50000

                                       A-1